Calculation of Filing Fee Tables
S-8
Verastem, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Verastem, Inc. 2014 Inducement Plan - Common stock, $0.0001 par value per share	Other	600,000	$ 4.33	$ 2,598,000.00	0.0001381	$ 358.78
2	Equity	Verastem, Inc. 2021 Equity Incentive Plan - Common stock, $0.0001 par value per share	Other	12,000,000	$ 4.33	$ 51,960,000.00	0.0001381	$ 7,175.68
3	Equity	Stock Purchase Plan -Common stock, $0.0001 par value per share	Other	5,000,000	$ 3.68	$ 18,400,000.00	0.0001381	$ 2,541.04
Total Offering Amounts:						$ 72,958,000.00		$ 10,075.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,075.50
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), as may be issued under the Registrant's 2018 Employee Stock Purchase Plan (the "2018 ESPP"), the Registrant's 2021 Equity Incentive Plan (the "2021 Incentive Plan") or the Registrant's 2014 Inducement Award Program (the "Inducement Award Plan") to prevent dilution from stock splits, stock dividends and similar transactions. Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq Capital Market on May 22, 2026 to be $4.44 and $4.21, respectively. Represents an aggregate of 600,000 shares of the Registrant's Common Stock that may be issued pursuant to awards granted or to be granted in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to an individual's entering into employment with the Registrant under the Registrant's Inducement Award Plan.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), as may be issued under the Registrant's 2018 Employee Stock Purchase Plan (the "2018 ESPP"), the Registrant's 2021 Equity Incentive Plan (the "2021 Incentive Plan") or the Registrant's 2014 Inducement Award Program (the "Inducement Award Plan") to prevent dilution from stock splits, stock dividends and similar transactions. Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq Capital Market on May 22, 2026 to be $4.44 and $4.21, respectively. Represents an aggregate of 12,000,000 shares of the Registrant's Common Stock that may be issued pursuant to awards granted under the Registrant's 2021 Incentive Plan.

[3]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), as may be issued under the Registrant's 2018 Employee Stock Purchase Plan (the "2018 ESPP"), the Registrant's 2021 Equity Incentive Plan (the "2021 Incentive Plan") or the Registrant's 2014 Inducement Award Program (the "Inducement Award Plan") to prevent dilution from stock splits, stock dividends and similar transactions. Represents an aggregate of 5,000,000 shares of the Registrant's Common Stock that may be issued pursuant to awards granted under the Registrant's 2018 ESPP. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Act. The proposed maximum offering price per share is equal to 85% of $4.33, being the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on May 22, 2026 to be $4.44 and $4.21, respectively. Under the 2018 ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant's common stock on the offering date or the exercise date, whichever is less.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources